UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2006

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 366-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 27, 2006, the Board of Directors of Tractor Supply Company (the "Company") approved an amended version of its proposed 2006 Stock Incentive Plan (the "Plan") to reduce the number of shares of common stock authorized for issuance pursuant to the Plan from 3,000,000 shares to 2,750,000 shares. Additionally, the Company incorporated specific share limit counting rules into the Plan.

The Company was informed earlier this week by Institutional Shareholder Services (ISS) that the number of shares proposed, as well as the absence of specific share limit counting rules, in the version of the Plan previously approved by the Board resulted in ISS cost guidelines being exceeded based on the valuation methodology used by ISS. Consequently, the Company decided to approve an amended version of the Plan to conform to such ISS guidelines, and to seek stockholder approval of such amended Plan. The amended Plan will be presented for stockholder approval at the Company’s Annual Meeting of Stockholders to be held on Thursday, May 4, 2006. The Company expects that ISS will recommend voting in favor of the Plan.

A copy of the revised Plan is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 2006 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

April 27, 2006	By:	/s/ Anthony F. Crudele

Name: Anthony F. Crudele
Title: Senior Vice President - Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	2006 Stock Incentive Plan